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EXHIBIT 21

SUBSIDIARIES OF THE COMPANY


100% OWNED SUBSIDIARIES OF APPROVED FINANCIAL
CORP.

Approved Residential Mortgage, Inc.
1716 Corporate Landing Parkway
Virginia Beach, Virginia 23454
State of Incorporation: Virginia.
Names used in business:
     o        Approved Residential Mortgage Inc.
     o        Approved Residential Mortgage Inc.
              DBA Armada Residential Mortgage Inc.


Approved Federal Savings Bank
1716 Corporate Landing Parkway
Virginia Beach, Virginia 23454
State of incorporation:  Federal Savings Bank Charter.
Names used in business:
     o        Approved Federal Savings Bank

MOFC, Inc.
370 East Maple Road
Third Floor
Birmingham, MI 48009
State of incorporation: Michigan
Names used in business:        (Inactive Corporation)


Approved Financial Solutions
1716 Corporate Landing Parkway
Virginia Beach, Virginia 23454
State of Incorporation: Virginia.
Names used in business:
     o        Approved Financial Solutions, Inc.


Global Title of Maryland, Inc.
3655A Old Court Road, Suite 3
Baltimore, Maryland 21208
State of incorporation:   Maryland
Names used in business:
     o        Global Title of Maryland Inc.